Exhibit 3.1

CERTIFICATE OF LIMITED PARTNERSHIP

OF

RICE MIDSTREAM PARTNERS LP

This Certificate of Limited Partnership, dated July 30, 2014, has been duly executed and is filed pursuant to Sections 17-201 and 17-204 of the Delaware Revised Uniform Limited Partnership Act (the “Act”) to form a limited partnership (the “Partnership”) under the Act.

1. Name. The name of the Partnership is “Rice Midstream Partners LP”.

2. Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 17-104 of the Act is:

Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

The name and the address of the registered agent for service of process required to be maintained by Section 17-104 of the Act are:

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

3. General Partner. The name and the business, residence or mailing address of the general partner are:

Rice Midstream Management LLC

400 Woodcliff Drive

Canonsburg, Pennsylvania 15317

EXECUTED as of the date written first above.

RICE MIDSTREAM PARTNERS LP

By:	Rice Midstream Management LLC,
its general partner

	By:	/s/ Daniel J. Rice IV
		Name:	Daniel J. Rice IV
		Title:	Authorized Person